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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Builders FirstSource, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
To our Stockholders,
      You are cordially invited to attend the annual meeting of stockholders of Builders FirstSource, Inc., which will take place at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, May 25, 2006, at 10:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.
      Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 3 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.
      Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save the Corporation the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.
      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Builders FirstSource, Inc.

Paul S. Levy
Chairman of the Board
April 7, 2006

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

Official Notice of Annual Meeting of Stockholders

To our Stockholders:
      The annual meeting of stockholders of Builders FirstSource, Inc. will take place at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, May 25, 2006, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

(1) The election of directors; and

(2) The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006.
      Only stockholders of record at the close of business on March 30, 2006 will be entitled to vote at the meeting.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary
April 7, 2006
IMPORTANT:
     If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 3 of this Proxy Statement for instructions on how to obtain an admission ticket. Please note that the doors to the annual meeting will open at 9:00 a.m. and will close promptly at 10:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS	29
Fees Paid to PricewaterhouseCoopers LLP	29
STOCKHOLDER PROPOSALS	30
REDUCE PRINTING AND MAILING COSTS	30
OTHER MATTERS	31
APPENDIX A	A-1

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Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

PROXY STATEMENT
Annual Meeting of Stockholders
May 25, 2006
      This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the annual meeting of the Corporation’s stockholders to be held on May 25, 2006 (the “annual meeting” or “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other stockholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for stockholders of record will be available until the annual meeting begins at 10:00 a.m., local time, on May 25, 2006. This Proxy Statement and the accompanying proxy card were first mailed on or about April 7, 2006.
SOLICITATION AND RATIFICATION OF PROXIES
      If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted FOR all nominees presented in Proposal 1 and FOR the proposal set forth in Proposal 2. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the members of the Proxy Committee will vote in accordance with their best judgments. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “stockholder of record.”
      The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the shares. The Corporation has retained Mellon Investor Services LLC, a firm of professional proxy solicitors, to aid in this solicitation at an estimated fee of approximately $5,500, plus normal expenses of approximately $2,500.

OUTSTANDING STOCK AND VOTING PROCEDURES
Outstanding Stock
      The stockholders of record of Builders FirstSource, Inc. Common Stock (“Common Stock”) at the close of business on March 30, 2006 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 33,861,921 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting. Proxies or voting instructions returned by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers as to that matter (“broker non-votes”) will not be counted as votes on that matter.
Voting Procedures
      Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Automatic Data Processing, Inc. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:
      Proposal 1. Nominees for available director positions of Builders FirstSource are elected by a plurality of the votes cast at the annual meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of such vote because elections of directors are determined on the basis of votes cast, and abstentions and broker non-votes are not counted as votes cast.
      Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLC as the Corporation’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.
      If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting on the matter so proposed, unless otherwise provided in the Corporation’s Certificate of Incorporation or Bylaws or the Delaware General Corporation Law. None of the members of our Board have informed the Corporation in writing that they intend to oppose any action intended to be taken by the Corporation.
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?
      A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Kevin P. O’Meara, our Senior Vice President and Chief Operating Officer, and Charles L. Horn, our Senior Vice President and Chief Financial Officer, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

2.	What is a proxy statement?
      A proxy statement is a document that the Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.	What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

•	If your shares are registered in your name at The LaSalle Bank, you are a stockholder of record.

•	If your shares are registered at The LaSalle Bank in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.	How do you obtain an admission ticket to personally attend the annual meeting?

•	Stockholders of Record. Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

•	Street Name Holders. You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.
      Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.	What different methods can you use to vote?

•	By Written Proxy. All stockholders may vote by mailing the written proxy card.

•	By Telephone and Internet Proxy. All stockholders of record may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other stockholder of record makes those methods available, in which case the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

•	In Person. All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.	What is the record date and what does it mean?
      The record date for the annual meeting is March 30, 2006. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.	What are your voting choices for director nominees, and what vote is needed to elect directors?
      For the vote on the election of the Class I director nominees to serve until the 2009 annual meeting, stockholders may:

•	vote in favor of all nominees,

•	vote to withhold votes from all nominees, or

•	vote to withhold votes as to specific nominees.
      Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. The Board recommends a vote “FOR” each of the director nominees.

8.	What is a plurality of the votes?
      In order to be elected, a director nominee does not have to receive a majority of the affirmative votes cast for directors. Instead, the three nominees elected are those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.	What are your voting choices on the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and what vote is needed to ratify their appointment?
      In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, stockholders may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.
      The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal in person or by proxy at the meeting. The Board recommends a vote “FOR” proposal 2.

10.	What if a stockholder does not specify a choice for a matter when returning a proxy?
      Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted “FOR” proposals described in this proxy statement for which no specific instructions are given.

11.	How are abstentions and broker non-votes counted?
      Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the annual meeting. However, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Proposals 1 or 2.
ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
      There are currently nine members of the Board of Directors. Pursuant to the Corporation’s By-Laws, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. Accordingly, this Proposal 1 seeks the election of three directors whose terms expire in 2006.
      The terms of three directors, Michael Graff, Robert C. Griffin and Brett N. Milgrim, will expire at the annual meeting in 2006. The Board of Directors has nominated Messrs. Graff, Griffin and Milgrim for election to a term that will expire at the annual meeting in 2009.
      Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted FOR the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.
PROPOSAL 1 — ELECTION OF DIRECTORS
      The Board of Directors has nominated the following directors for election. Each of the following nominees, a current director with a term expiring at the 2006 annual meeting, has furnished to the Corporation the following information with respect to his principal occupation or employment and principal business directorships:
Class I — Directors with Terms Expiring in 2006
      Michael Graff, Director, age 54. Mr. Graff became a director in February of 2006. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Graff was President and Chief Operating Officer of Bombardier Aerospace before joining Warburg Pincus in 2003. He is currently involved with the firm’s leveraged buy-out and special situation activities, focusing primarily on the industrial sector. Previously, he was a partner at McKinsey & Company in New York, London and Pittsburgh. Mr. Graff received an A.B. from Harvard College in economics and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology. He is a director of TransDigm Group Incorporated, CAMP Systems International and Polypore International, Inc.
      Robert C. Griffin, Director, age 58. Mr. Griffin became a director in June of 2005 and is the Chairman of the Audit Committee. The Board of Directors has affirmatively determined that he qualifies as an independent director. In March 2002, Mr. Griffin retired from Barclays Capital, where from June 2000 to March 2002 he was Head of Investment Banking, Americas and a member of the Management Committee. Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Banc of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and as a Senior Management Council Member. Mr. Griffin serves on the board of directors of Commercial Vehicle Group, Inc. and RG Boat Company.
      Brett N. Milgrim, Director, age 37. Mr. Milgrim became a director in 1999 and is a member of the Audit Committee. Mr. Milgrim is a director of both PGT Industries, Inc. and C.H.I. Overhead Doors, Inc. and is a Managing Director of JLL Partners, Inc., which he joined in 1997.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS
      The background and business affiliations of the Corporation’s other directors, whose terms of service continue beyond 2006, are set forth below:
Class II — Directors with Terms Expiring in 2007
      Ramsey A. Frank, Director, age 45. Mr. Frank became a director in 2001. Mr. Frank is a Senior Managing Director of JLL Partners, Inc., which he joined in 1999. From January 1993 to July 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of several companies, including Motor Coach Industries International, Inc., C.H.I. Overhead Doors, Inc., Education Affiliates, Inc., PGT Industries, Inc. and Medical Card System, Inc.
      Kevin J. Kruse, Director, age 35. Mr. Kruse became a director in February of 2006. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Kruse has been a managing director of Warburg Pincus, LLC since January 2006, and has been employed by Warburg Pincus, LLC since February 2002. Prior to joining Warburg Pincus, LLC, Mr. Kruse was employed by AEA Investors, Inc. Prior to that, he was employed by Bain & Co., Inc., a management consulting firm. Mr. Kruse is also a director of Knoll, Inc., Polypore International, Inc., TransDigm Group Incorporated and Wellman, Inc.
      Floyd F. Sherman, President, Chief Executive Officer and Director, age 66. Mr. Sherman became a director in 2001, when he joined the Corporation. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/ Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry.
Class III — Directors with Terms Expiring in 2008
      Paul S. Levy, Director and Chairman of the Board, age 58. Mr. Levy became a director in 1998. Mr. Levy is a Senior Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy serves as a director of several companies, including Motor Coach Industries International, Inc., Mosaic Sales Solutions, Corp., PGT Industries, Inc., Education Affiliates, Inc., IASIS Healthcare, LLC and J. G. Wentworth, LLC.
      David A. Barr, Director, age 42. Mr. Barr became a director in February of 2006. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Barr has served as a general partner of Warburg Pincus, LLC since January 2001 and is involved in leveraged buy-out and special situations activities in the United States. Mr. Barr was a managing director at Butler Capital and focused on leveraged buy-out transactions for more than 10 years prior to joining Warburg Pincus in 2000. He also previously worked at Goldman Sachs. He received a B.A. in economics from Wesleyan University and an M.B.A. from Harvard Business School. Mr. Barr is a director of TransDigm Group Incorporated, Neiman Marcus, Wellman, Inc., Polypore International, Inc. and Eagle Family Foods.
      Cleveland A. Christophe, Director, age 60. Mr. Christophe became a director in September of 2005 and is a member of the Audit Committee. The Board of Directors has affirmatively determined that he qualifies as an independent director. Mr. Christophe is the Managing Partner of TSG Capital Group, a private equity investment firm, which he founded in 1992. Previously, Mr. Christophe was Senior Vice President of TLC Group, L.P. From 1971 to 1987, Mr. Christophe held numerous senior positions with Citibank, N.A. He has served as a director of various public and private companies and has been a Chartered Financial Analyst since 1975.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
Board Purpose and Structure
      The mission of the Board is to provide strategic guidance to the Corporation’s management, to monitor the performance and ethical behavior of the Corporation’s management, and to maximize the long-term financial return to the Corporation’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of nine directors.
Director Independence
      The Board of Directors comprises one management director, Mr. Sherman, who is the Corporation’s President and CEO, and eight non-management directors. Three of our non-management directors (Chairman Levy and Messrs. Frank and Milgrim) are affiliated with JLL Partners, affiliates of which control JLL Partners Fund V, L.P., the beneficial owner of 25.9% of our Common Stock through Building Products, LLC, our majority stockholder. Three of our non-management directors, Messrs. Barr, Graff and Kruse are affiliated with Warburg Pincus LLC, affiliates of which control Warburg Pincus Private Equity IX, L.P., the beneficial owner of 25.9% of our Common Stock through Building Products, LLC. Our Board of Directors has affirmatively determined that Messrs. Barr, Christophe, Graff, Griffin, and Kruse are “independent” under the director independence criteria adopted under the NASDAQ National Market listing standards. In addition, our Board of Directors has affirmatively determined that Messrs, Christophe and Griffin are also “independent” under the SEC’s standards for independent audit committee members. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Corporation, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NASDAQ and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of Builders FirstSource or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria. Each year, the independent directors meet in regularly scheduled executive sessions outside the presence of management representatives. Interested parties, including stockholders, may communicate with the Chairman or the independent directors as a group through the process described in this Proxy Statement under the heading “Corporate Governance — Policy on Stockholder-Director Communications.”
Board Meetings and Attendance
      We became a public company in June of 2005. Our Board of Directors met a total of five times, and the Audit Committee of the Board met a total of four times in 2005, including regularly scheduled and special meetings. During 2005, all of the Corporation’s directors attended 100% percent of the meetings of the Board and at least 75% of the meetings of the Audit Committee held during the period in which they served on the Board or such committees. Pursuant to the Builders FirstSource, Inc. Policy on Director Attendance at Annual Meetings of Stockholders (available on the corporate governance section of our Web site), all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an Annual Meeting of Stockholders is expected to notify the Chairman of the Board in advance of such meeting.
Controlled Company Exemption and Committees
      As of the date hereof, we continue to be a “Controlled Company” for purposes of Rule 4350(c)(5) of the NASD Rules (the “NASDAQ Rules”) by virtue of the fact that Building Products, LLC, our majority stockholder, continues to hold of record 51.8% of the voting power of our Common Stock. As a Controlled Company, we are exempt from the provisions of the NASDAQ Rules that require us to have a board of directors comprised of a majority of independent directors (although we currently have a majority of independent directors under these rules) and to maintain compensation and nominating committees comprised solely of independent directors. Accordingly, the Board has only one standing committee: the Audit

Committee. The Board believes that in light of its current status as a Controlled Company and its adoption of the Policy on the Director Nomination Process, it has in place adequate processes to identify, evaluate, select and nominate qualified director candidates. If we cease to be a Controlled Company under the NASDAQ rules, we will come into full compliance with all of the requirements thereof within the applicable transition periods provided for by the NASDAQ Rules.
Audit Committee
      The Audit Committee is composed of two independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations), Messrs. Christophe and Griffin, as well as Mr. Milgrim. Mr. Griffin serves as the Chairman of the Audit Committee. The Audit Committee met four times during 2005 (including two in-person meetings). During each in-person meeting, the Audit Committee met privately with the Corporation’s independent registered public accounting firm and the Corporation’s director of internal audit. The Board of Directors has affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by NASDAQ National Market listing standards. The Board of Directors has designated Mr. Christophe and Mr. Griffin, as audit committee “financial experts” under the SEC’s guidelines. The Board has also determined that Messrs. Christophe and Griffin meet the independence standards of both the SEC rules and the NASDAQ Rules for Audit Committee members. The Board has also determined that the service of Mr. Milgrim, who as a Managing Director of JLL Partners, Inc. is affiliated with Building Products, LLC (our majority stockholder), on the Audit Committee is required by the best interests of the Corporation and its stockholders, given his financial experience and knowledge of the Corporation.
      The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Corporation’s financial reports and other financial information provided by the Corporation to its stockholders, the public and others; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications, independence and performance and (iv) the performance of the Corporation’s internal audit function, including its systems of internal controls. The Committee’s functions also include preparation of the audit committee report included in this proxy statement. The Board adopted an amended charter for the Audit Committee on October 25, 2005, and a copy of this charter is available on the corporate governance section of our Web site(1) and as Appendix “A” to this Proxy Statement.
Information on the Compensation of Directors
      Independent directors who are not nominated by our majority stockholder, Building Products, LLC (currently Messrs. Christophe and Griffin) receive the following compensation: (a) an annual cash retainer of $20,000; (b) a grant under the Corporation’s 2005 Equity Incentive Plan of restricted shares of common stock with a value at the time of issuance of approximately $20,000 per year for each year of service as a director; (c) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended; and (d) an annual cash retainer of $5,000 for each committee on which they serve. We have not paid and do not intend to pay compensation to individuals serving on our Board who are employees or affiliates of the Corporation for their service as directors.
No Material Proceedings
      As of March 15, 2006, there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates), is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries.

(1) We have not incorporated by reference into this Proxy Statement the information included on or linked from our Web site, and you should not consider it to be part of this Proxy Statement.

CORPORATE GOVERNANCE
      Builders FirstSource, Inc. is committed to conducting its business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NASDAQ listing standards and by the SEC and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers and employees in governing the Corporation, and serves as a flexible framework for sound corporate governance.
Code of Business Conduct and Ethics
      Builders FirstSource, Inc. and its subsidiaries endeavor to do business according to the highest ethical and legal standards, complying with both the letter and spirit of the law. Our Board of Directors has approved a Code of Business Conduct and Ethics that applies to the Corporation’s directors, officers (including our principal executive officer, principal financial officer and controller) and employees. Our Code of Business Conduct and Ethics is administered by a Compliance Committee made up of representatives from our Legal, Human Resources and Internal Audit Departments.
      Our employees are encouraged to report any suspected violations of laws, regulations and the Code of Business Conduct and Ethics, and all unethical business practices. We provide continuously monitored hotlines for anonymous reporting by employees.
      Our Board of Directors has also approved a Supplemental Code of Ethics for the Chief Executive Officer, President, and Senior Financial Officers of Builders FirstSource, Inc., which is administered by our General Counsel.
      Both of these policies are attached as exhibits to our 2005 Annual Report on Form 10-K and can be found on the Governance section of our corporate Web site.
      Stockholders may request a free copy of these policies by contacting the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, United States of America.
      In addition, within five business days of:

Any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics that applies to our Chief Executive Officer, our Chief Financial Officer or Controller, or

The grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) on our Web site at the Internet address above, and such information will be available on our Web site for at least a 12-month period. In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the listing standards of the NASDAQ National Market.
Director Nomination Process

By-law Provisions for Stockholder Recommendations for Director Candidates
      Builders FirstSource, Inc.’s By-laws provide that no director may be nominated by a stockholder for election at a meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2007 annual meeting in accordance with the Corporation’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 25, 2007 but no later than

February 26, 2007. Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws may be obtained on the governance section of our Web site, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street Suite 1600, Dallas, Texas 75201, or by email at inforequest@bldr.com.

Policy on Stockholder Recommendations for Director Candidates
      The Board of Directors has adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications to describe the process by which the Board will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications is available on the governance section of our Web site. To have a candidate considered by the Board, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Corporation’s stock, including the number of shares owned and the length of time of ownership;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•	The name, age, residence, business address and principal occupation of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Corporation, the number of shares of the Corporation’s stock, if any, owned beneficially or of record by the candidate and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•	Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 and must be delivered to or mailed and received by the Corporate Secretary (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Policy on Stockholder-Director Communications
      The Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications also describes the process by which the Board will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws and the process for stockholders to send communications to the Board. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management directors as a group, any Board committee or any chair of any such committee) in writing by mail or overnight service or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.
      All communications received will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to the business and operation of the Corporation and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.
Policy on the Director Nomination Process
      The Board of Directors has also adopted a Policy on the Director Nomination Process that describes the process followed by the Board to identify, evaluate, select and nominate director candidates. A current copy of the Policy on the Director Nomination Process is available on the governance section of our Web site.
      The Board of Directors believes that the minimum qualifications for serving as a director of the Corporation are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Corporation and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies or similar organizations and other qualities, are believed to enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or listing requirements of The NASDAQ National Market, Inc.
      In general, nominees for director generally should have an understanding of the workings of large business organizations such as the Corporation as well as the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. In addition, the Board will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Corporation.
      The Board will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criteria described above. The Board may also, from time to time, engage firms that specialize in identifying director candidates. As described further in the Corporation’s Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications, the Board will also consider candidates recommended by stockholders.
      Once a person has been identified by the Board as a potential candidate, the Board may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Board determines that the candidate warrants further consideration, the Chairman of the Board or another member of the Board will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Board will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Board might be considering, and conduct one or more interviews with the candidate. In certain instances, Board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Board’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
      Notwithstanding the foregoing, so long as the Corporation continues to be a Controlled Company (within the meaning of NASDAQ Rule 4350(c)(5)), the Board will be guided by the recommendations of the Corporation’s majority stockholder, Building Products, LLC, in its nomination process.
Auditor Services Pre-Approval Policy
      The Charter of the Audit Committee of Builders FirstSource, Inc., attached as Appendix “A” to this Proxy Statement, defines the principles and procedures followed by the Audit Committee in pre-approving audit and non-audit services performed by the Corporation’s independent registered public accounting firm.
REPORT ON EXECUTIVE COMPENSATION
The Role of the Board of Directors
      The Board of Directors determines and oversees compensation for the executive officers of the Corporation, reviews and approves corporate goals and objectives relevant to compensation of the CEO and other executive officers, and evaluates the performance of the CEO and other executive officers in light of those goals and objectives. The Board of Directors determines and approves the compensation of the CEO and other executive officers based on these evaluations, and makes decisions with respect to incentive-compensation plans and equity-based plans.
      This report on executive compensation was prepared by the Board of Directors following the Board’s February 2006 meeting, at which time the Board of Directors determined each executive officer’s individual cash bonus award for the 2005 performance year, established annual incentive targets and performance measures for the 2006 performance year, and considered and approved salary adjustments and long-term equity incentive awards for executive officers of the Corporation.
Compensation Strategy
      The Board of Directors views establishing compensation policies that facilitate the achievement of the Corporation’s business strategy, in order to ultimately create value for stockholders, as one of its principal responsibilities. In this regard, policies and programs adopted by the Board of Directors are intended to enhance the ability of the Corporation to attract, retain, and motivate exceptionally knowledgeable and experienced executives committed to the successful operation and management of the Corporation.
      The compensation policies and programs of the Corporation are considered by the Board of Directors within the context of an integrated total rewards framework. Within this framework, the Board of Directors considers and determines various components of “Pay” — base salary, annual incentive compensation, long-term equity incentive compensation, benefits and perquisites. It is through the considered combination of these programs that the Board of Directors believes it can most effectively support and facilitate the ultimate creation of value for stockholders.
      With respect to the compensation of executive officers, actual pay decisions take into consideration several additional factors, including individual performance, scope of responsibility, prior experience, breadth of knowledge, and comparison against the competitive practices of relevant comparator companies of similar size, as well as indicators derived from published compensation surveys of both building supply and general industry companies. The Board of Directors considers the advice of an independent compensation consultant regarding these matters.
Review of All Components of Compensation
      The Board of Directors most recently determined executive compensation in February 2006, when it determined incentive payments for 2005 and set the Company’s 2006 compensation framework for executive officers. In determining such compensation, the Board of Directors evaluated all components of the CEO’s and other Named Executive Officers’ compensation, including salary, bonus, accumulated realized and unrealized gains under outstanding equity awards, the dollar value to the executive and cost to the Corporation of perquisites and other personal benefits, and reviewed actual projected payout obligations under potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts for these items.
      Based on this review, the Board of Directors finds the CEO’s and other Named Executive Officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payments) in the aggregate to be reasonable and not excessive, based on their roles in substantially improving the Corporation’s financial performance, in further establishing our position as a leader in our industry, in continuing to develop and retain a dedicated and experienced management team, and in continuing to successfully integrate the Corporation’s numerous acquisitions.
      It should be noted that when the Board of Directors considers any component of the CEO’s or any other Named Executive Officer’s total compensation, the aggregate amounts and mix of all the components are taken into consideration in the Board of Directors’ decisions. Proposed compensation is first presented to the Board of Directors electronically as soon as practicable prior to the meeting of the Board at which compensation decisions are made. This information is then reviewed and analyzed by the Board in the context of all the components of the executive officer’s total compensation. Members then have additional time prior to the meeting to ask for additional information and to raise and discuss further questions. The discussion is continued at a Board of Directors meeting, after which a vote is taken.
Base Salaries
      While the Board of Directors believes that a substantial portion of each executive officer’s total compensation should be “at-risk,” the Board of Directors believes it important and seeks to assure that base salaries are competitive with market practices and adequately compensate executive officers for their roles and responsibilities. The minimum base salaries of the CEO and three of the Named Executive Officers of the Corporation are set by employment agreements. These base salaries are also annually reviewed, and any changes approved, by the Board of Directors after consideration of the factors as described in this report. In the absence of employment agreements, base salaries were determined based on each individual’s pay position relative to the market range and value to the Corporation reflected in the executive officer’s knowledge, experience and contribution to the success in achieving the Corporation’s objectives.
Management Incentive Plan
      The Board of Directors believes that cash incentive bonuses facilitate the communication of objectives that are of primary importance during the coming year and are intended to motivate executive officers to attain those objectives. To this end, the Corporation has in place a management incentive plan that provides for the potential payment of annual bonuses, pursuant to cash incentive bonus plans, to our executive officers. The Management Incentive Plan is administered by the Board of Directors.
      In approving the budget for the Corporation each year, the Board of Directors determines the performance goals applicable to each cash incentive bonus under the plan, which may be based on one or more criteria. The plan provides for the development of performance goals based on, for example, pre- or after-tax income, cash flow, return on assets, equity or investment, stock price or total stockholder return, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, net tangible assets or return on net tangible assets, or other criteria determined by the Board of Directors to be appropriate. For 2005 and 2006, the selected performance criteria for executive officer cash incentive bonus awards are return on tangible net assets, operating cash flow and percentage increase in operating income.
      Performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criterion and may be applied to one or more of the Corporation or one of our affiliates, or a division or business group of the Corporation, all as determined by the Board of Directors. Performance goals may include threshold, target and maximum levels of performance. The achievement of performance goals are subject to certification by the Board of Directors.
      In the discretion of the Board of Directors, equitable adjustments may be made to performance goals in recognition of unusual or non-recurring events affecting the Corporation or one of our affiliates, in response to changes in applicable laws or regulations, to account for items of extraordinary gain, loss or expense, or to account for dispositions or changes in accounting principles. In addition, a percentage of each cash incentive bonus is discretionary and based upon a performance and development review.
      Awards under the plan may be expressed as a dollar amount or as a percentage of the participant’s annual base salary. For Messrs. O’Meara, Horn and McAleenan (see titles below), each of their employment agreements with the Corporation provides that the executive officer is eligible for an annual cash incentive bonus with a target bonus percentage of 100% of the executive’s base salary. Pursuant to these employment agreements, this target bonus percentage will not be less than 100% of the executive’s base salary. Mr. Schenkel’s target bonus percentage is 90% of his base salary. Depending upon the attainment of pre-established performance standards, the payout to each executive under his respective annual cash incentive bonus plan could exceed the target percentage of the executive officer’s base salary or could be as little as zero. Although as a technical matter no payment to any executive officer may exceed $5.0 million in any performance period (which may be no longer than 12 months), the Board of Directors does not anticipate that any annual payment made to an executive officer under the Management Incentive Plan would exceed an amount equal to 250% of the annual base salary of such executive officer.
Long-Term Equity Incentives
      To retain and reward employees, the Corporation uses stock options and restricted stock grants as its primary long-term equity incentive vehicles. In keeping with the Corporation’s desire to provide a total compensation package that favors at-risk components of pay, such long-term equity incentives comprise a significant portion of each Named Executive Officer’s total Pay. The purpose of these incentives is principally to align the interests of these individuals with the interests of the Corporation’s stockholders and the Corporation’s growth in real value over the long-term. In determining individual long-term incentive awards, the Board of Directors considers each individual’s levels of responsibility, prior experience, historical award data, various performance criteria, total potential rewards from other elements of compensation, and the compensation practices of the comparator companies discussed above. The Board of Directors considered the performance of both the Corporation and the individual when determining the size of these grants.
      Through March 2004, the Corporation granted the majority of its stock options through the Corporation’s 1998 Stock Incentive Plan. In June 2005, the Corporation’s stockholders approved the 2005 Equity Incentive Plan, replacing the 1998 Stock Incentive Plan.
Executive Benefits
      Executive officers and other executives of the Corporation are eligible for only a modest number of benefits that are not available to all employees of the Corporation. These supplemental benefits include employment agreements with selected executive officers of the Corporation containing severance provisions (See “Employment Agreements and Termination of Employment and Change in Control Arrangements” for a summary of the provisions of these agreements) and certain additional perquisites, such as an auto allowance and relocation assistance, available to a limited number of employees, including executive officers in some cases, of the Corporation. The Board of Directors has reviewed a tally sheet summarizing these perquisites, which are set forth under “Executive Compensation — Summary Compensation Table” on Page 19 of this Proxy Statement.
      The Corporation seeks to maintain an egalitarian culture in its facilities and operations. The Corporation does not provide its officers with parking spaces or separate dining or other facilities, nor does it have programs defraying the cost of personal entertainment or family travel. Corporation-provided air travel for the Corporation’s officers is for business purposes only, and the Corporation’s use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. The Corporation’s health care, insurance, 401(k)

and other welfare and employee-benefit programs are the same for all eligible employees, including the Corporation’s Named Executive Officers, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits. The Corporation has no outstanding loans of any kind to any of its executive officers, and since our initial public offering, federal law has prohibited the Corporation from making any new loans to its executive officers. The Corporation expects its officers to be role models under its Code of Business Conduct and Ethics, which are applicable to all employees, and its officers are not entitled to operate under lesser standards.
Compensation of the Chief Executive Officer
      The Board of Directors annually reviews and approves the compensation of Floyd F. Sherman, the Corporation’s President and Chief Executive Officer. Mr. Sherman’s employment agreement was entered into on September 1, 2001, and, as amended on June 1, 2005, has a two-year term, with automatic renewals each year commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. In addition to providing for his annual base salary and employee benefits, Mr. Sherman’s employment agreement sets his base salary at $600,000, subject to annual review and increase as deemed appropriate by the Board of Directors. At his request, Mr. Sherman’s base salary has remained unchanged since September 2001.
      Mr. Sherman’s employment agreement also provides that Mr. Sherman will be eligible for an annual cash incentive bonus of up to 133% of his base salary, as determined by the Board of Directors. The Board of Directors may increase the amount of Mr. Sherman’s bonus if it deems such an increase appropriate. Based upon the Board of Directors’ assessment of Mr. Sherman’s performance in 2005, Mr. Sherman was awarded a bonus of $1,099,500, which constitutes 155% of his base salary for 2005. Mr. Sherman’s bonus amount was determined following the Board’s evaluation of (a) the Company’s performance against the selected criteria of return on tangible net assets, operating cash flow and percentage increase in operating income; and (b) a performance and development review by the Board of Mr. Sherman’s performance. The agreement also provided for an initial grant of an option to purchase 1,135,753 shares of our common stock. This option, which was granted in 2002, is now fully vested. At Mr. Sherman’s request, he has not received any additional stock option grants, and Mr. Sherman has requested that the Board of Directors not consider him for additional option grants at this time.
      Mr. Sherman’s employment agreement provides that if he is terminated by the Corporation without “cause” (as defined in the employment agreement) he will be entitled to payment of his annual base salary and health and welfare benefits for the remainder of the term of the employment agreement. His employment agreement further provides that, during his employment with the Corporation and for one year thereafter, he may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, he may not solicit any employees of the Corporation or any of its subsidiaries during his employment with the Corporation and for two years thereafter.
      Mr. Sherman does not receive the auto allowance or relocation assistance perquisites described above under “Executive Benefits.”
Agreements with Other Named Executive Officers
      Each current executive officer named in the Summary Compensation Table in this proxy statement (each, a “Named Executive Officer”), other than Mr. Schenkel, is employed by the Corporation pursuant to a written employment agreement. The employment agreements with Messrs. O’Meara, Horn, and McAleenan were entered into on January 15, 2004. Each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. In addition to providing for an annual base salary and employee benefits, each of these agreements provides, among other things, that the executive officer is eligible for an annual cash incentive bonus, as described above under “Management Incentive Plan.”
      Each employment agreement reflects the specific terms that the Board of Directors believed were appropriate and/or necessary to retain the services of the particular executive officer, within the framework of the Corporation’s compensation policies. These employment agreements provide the Corporation with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants, for the benefit of Builders FirstSource, Inc. The Board of Directors considered the advisability of using employment agreements with its executive officers and determined that they are in the best interests of the Corporation insofar as they permit the Corporation to achieve its desired goals of retaining the best possible executive talent and obtaining post employment non-competition and non-solicitation covenants from executive officers.
      Copies of the Corporation’s employment agreements with Named Executive Officers and other plan documents referenced above are Exhibits to the Corporation’s Annual Report on Form 10-K, filed with the SEC on March 13, 2006.
Compliance with Section 162(m)
      Section 162(m) of the Internal Revenue Code (“Code”) provides that certain compensation in excess of $1 million that is paid to a Named Executive Officer will not be deductible by the Corporation for federal income tax purposes, unless the compensation is performance-based and is paid pursuant to a plan meeting certain requirements of the Code. The Board of Directors has determined that amounts paid under compensation arrangements adopted before the Corporation’s June 2005 initial public offering that are paid thereafter will not be subject to the Section 162(m) deduction limitations and therefore are tax deductible to the Corporation. Also, in accordance with applicable IRS regulations, the Board of Directors has determined that award amounts paid under the Corporation’s 2005 Equity Incentive Plan and the Management Incentive Plan during the four-year period following the Corporation’s initial public offering will not be subject to the Section 162(m) deduction limitations unless this plan is materially modified, thereby making such amounts tax deductible to the Corporation.
      The Board of Directors has carefully considered the implications of Section 162(m) of the Internal Revenue Code. The Board of Directors believes tax deductibility of compensation is an important consideration. Accordingly, the Board of Directors, where possible and considered appropriate, strives to preserve corporate tax deductions, including the deductibility of compensation to Named Executive Officers.
      The Board of Directors also reserves flexibility, where it is deemed necessary and in the best interests of the Corporation and its stockholders to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Corporation’s business strategy, to approve compensation arrangements that are not necessarily fully tax deductible to the Corporation. In this regard, certain portions of compensation paid to the Named Executive Officers may not be deductible for federal income tax purposes under Section 162(m). The Board of Directors will continue to review the Corporation’s executive compensation practices to determine if other elements of executive compensation qualify as “performance-based compensation” under the Code.

Submitted by the Builders FirstSource, Inc.
Board of Directors on February 14, 2006:

Paul S. Levy (Chairman)
Alexander R. Castaldi
Cleveland A. Christophe
Ramsey A. Frank
Robert C. Griffin
Brett N. Milgrim
Floyd F. Sherman

2005 BONUSES FOR EXECUTIVE OFFICERS
      On February 14, 2006, the Board of Directors of the Corporation awarded the following bonuses under the Management Incentive Plan to each of the Named Executive Officers for 2005: Floyd Sherman (President and CEO) $1,099,500, Kevin O’Meara (Senior Vice President and Chief Operating Officer) $656,865, Charles Horn (Senior Vice President and Chief Financial Officer) $603,900, Don McAleenan (Senior Vice President and General Counsel) $583,400, and Fred Schenkel (Vice President of Manufacturing) $383,670.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      In 2005 and 2006, the full Board of Directors of Builders FirstSource, Inc. determined and oversaw executive and director compensation for the Corporation. Other than Floyd F. Sherman, who is the Chief Executive Officer and President of the Corporation, none of the members of the Board of Directors were officers or employees of Builders FirstSource, Inc. or any of its subsidiaries during the last fiscal year, or at any other time, or had any relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K. None of the members of the Board of Directors were executive officers of another entity on whose compensation committee or board of directors an executive officer of the Corporation served.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In February 2005, with a portion of the net proceeds of our offering of notes and our senior secured credit facility, we paid a dividend to our stockholders (including JLL Partners, Inc., affiliates of which controlled our majority stockholder) and a compensation-based payment to all holders of our outstanding stock options (including vested and unvested options). Such payment to option holders was made in connection with the payment of such dividend, rather than making an adjustment to the exercise price or number of shares subject to such options. The aggregate dividend to stockholders was $201.2 million. The aggregate payment to option holders was $35.8 million (excluding applicable payroll taxes of $0.6 million), which was recognized as stock compensation expense.
      JLL Partners, Inc., affiliates of which then controlled Building Products, LLC (formerly named JLL Building Products, LLC), our majority stockholder in 2005, was reimbursed by us for expenses it paid or incurred on our behalf or in connection with its investment in us. The amount reimbursed was approximately $100,000 in 2005 and $300,000 in each of 2004 and 2003. In the ordinary course of business and on terms no less favorable to us than we could obtain from unaffiliated third parties, we purchase windows from PGT Industries, Inc., a company controlled by affiliates of JLL Partners, Inc. Our President and Chief Executive Officer and Director, Floyd F. Sherman, is a director of PGT Industries, Inc.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by NASDAQ National Market listing standards. The Board of Directors has designated the Chairman of the Audit Committee, Robert C. Griffin, and Cleveland A. Christophe, as audit committee “financial experts” under the SEC’s guidelines.
      The Audit Committee’s purposes and responsibilities are described in its Charter adopted by the Board of Directors, available on the corporate governance section of the Corporation’s Web site and attached as Appendix “A” to this Proxy Statement. They include overseeing the integrity of the Corporation’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation’s internal audit function. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The external auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and for expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of the Corporation’s internal control over financial reporting.
      The Audit Committee recognizes the importance of maintaining the independence of the Corporation’s independent auditor, both in fact and appearance. Consistent with its Charter, the Audit Committee has evaluated PricewaterhouseCoopers’ qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established in its Charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation’s pre-approval policy is more fully described in this proxy statement under the caption “Proposal 2-Ratification of Selection of Auditors.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of PricewaterhouseCoopers.
      In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation’s audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, as amended by SAS 90. In addition, the Audit Committee has received from the external auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the external auditors’ provision of non-audit services to the Corporation is compatible with the auditors’ independence.
      Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission and selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation’s year ending December 31, 2006. The Board is recommending that stockholders ratify that selection at the annual meeting.

Submitted by the Audit Committee:

Robert C. Griffin (Chairman)
Cleveland A. Christophe
Brett N. Milgrim

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information concerning compensation paid or accrued by the Corporation during the past two fiscal years to: (i) the Chief Executive Officer of the Corporation; and (ii) each of the next four most highly compensated executive officers (collectively the “Named Executive Officers”).

					Long-Term Compensation

					Awards		Payouts
			Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Award(s)	Options/SARs	Payouts	Compensation(2)

Floyd F. Sherman,	2005	$600,000	$1,099,500	$—	$—	—	$—	$9,086,026
President and CEO	2004	600,000	1,107,036	—	—	—	—	—
Kevin P. O’Meara,	2005	360,000	656,865	—	—	—	—	3,866,021
Sr. VP and COO	2004	360,000	848,444	—	—	56,592	—	3,769
Charles L. Horn,	2005	330,000	603,900	—	—	—	—	2,604,925
Sr. VP and CFO	2004	330,000	927,740	—	—	111,783	—	4,925
Donald F. McAleenan,	2005	320,000	583,400	—	—	—	—	3,305,168
Sr. VP and General	2004	320,000	754,172	—	—	57,577	—	6,500
Counsel
Frederick B. Schenkel,	2005	232,000	383,670	—	—	—	—	245,108
VP of Manufacturing	2004	232,000	492,097	—	—	5,000	—	6,500

(1)	During 2005, Mr. Sherman, Mr. O’Meara, Mr. Horn, Mr. McAleenan, and Mr. Schenkel had other annual compensation (including, but not limited to, perquisites and other personal benefits, securities or property) in the following amounts, respectively: $0, $12,500, $32,608, $12,500, and $9,600. These amounts include pre-tax automobile allowances of up to $12,500 for all Named Executive Officers except Mr. Sherman and relocation assistance for Mr. Horn. We value the auto allowances based on the actual payments made. In 2005, our Board of Directors provided Mr. Horn with relocation assistance for one year. The relocation package may include reimbursement of the following expenses incurred pending the sale of Mr. Horn’s home: mortgage payments, property taxes, utility bills and certain other upkeep expenses paid on the home, and the loss, if any, incurred in connection with sale of the home (exclusive of real estate commissions). The Corporation has the right to approve the sale price of the home. Reimbursement of the above expenses will be grossed up for tax purposes. We value this item based on the actual payments made, plus any amounts reimbursed during the fiscal year for the payment of taxes. Except as noted, the aggregate value of these items for each of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of their total compensation in 2005 or 2004.

(2)	These amounts include: (a) one-time, pre-IPO cash payments made in lieu of adjusting the exercise prices of stock options (as approved by our Board of Directors, the Corporation made such payments on February 11, 2005, to all of the Corporation’s stock option holders); and (b) employer matching contributions under The Builders FirstSource, Inc. 401(k) Savings Plan.
RESTRICTED STOCK: TOTAL SHARES AND VALUE
      There were no shares of restricted stock granted to any of the Named Executive Officers in 2004 or 2005.
OPTION/ SAR GRANTS IN 2005
      No stock options or stock appreciation rights (“SARs”) were granted during 2005 by the Corporation to any of the Named Executive Officers.

AGGREGATED OPTION AND SAR EXERCISES AND
DECEMBER 31, 2005 OPTION/ SAR VALUES
      The following table sets forth certain information concerning stock options exercised during 2005 by the Named Executive Officers and the number and value of unexercised in-the-money options for Common Stock on December 31, 2005. There were no SAR exercises by any of the Named Executive Officers in 2005, and no SARs are currently held by any of the Named Executive Officers.

	Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Value

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-the-Money Options/SARs at
	Shares			Options/SARs at FY-End		FY-End(2)
	Acquired on	Value
Name	Exercise	Realized(1)		Exercisable	Unexercisable	Exercisable	Unexercisable

F. Sherman	—	$—		1,135,753	—	$20,693,420	$—
K. O’Meara	64,000	—	(3)	380,771	37,728	6,937,648	687,404
C. Horn	32,500	538,086		215,976	76,523	3,935,083	1,394,249
D. McAleenan	48,200	—	(3)	325,914	38,385	5,938,153	699,374
F. Schenkel	—	—		16,866	13,134	307,299	239,301

(1)	The Value Realized represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

(2)	The year-end value of exercisable and unexercisable options represents the fair market value of $21.37 for the Common Stock on the NASDAQ National Market on December 30, 2005, less the exercise prices of the options. The actual income, if any, recognized upon exercise of stock options will depend upon the amount by which the market price of Common Stock on the date of exercise exceeds the exercise price. Actual income recognized upon the exercise of stock options may be higher or lower than the values reflected in this table.

(3)	The shares of Common Stock underlying the exercised stock option were not sold.
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
      No long-term incentive plan awards were granted during 2005 to the Named Executive Officers. The Corporation currently has no long-term incentive plans.
EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2005.

				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities			Under Equity
	to be Issued Upon		Weighted Average	Compensation Plans
	Exercise of		Exercise Price of	(Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected
Plan category	Warrants and Rights		Warrants and Rights	in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	119,000	(1)	$18.78	2,024,493
Equity compensation plans not approved by security holders	4,130,845	(2)(3)	3.11	—

Total	4,249,845		$3.55	2,024,493	(4)

(1)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005.

(2)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended, effective March 1, 2004. No grants were made under this Plan after the Corporation’s initial public offering, and no further grants will be made under this Plan.

(3)	Includes 112,477 shares of Common Stock to be issued pursuant to the exercise of certain options granted in 1999 to two accredited investors pursuant to certain Nonqualified Stock Option Agreements in connection with acquisitions.

(4)	Includes securities remaining available for issuance pursuant to the 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005. Under the 2005 Equity Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock and other common stock-based awards. The maximum number of common shares reserved for the grant of awards under the 2005 Equity Incentive Plan is 2,200,000, subject to adjustment as provided by the plan. No more than 2,200,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the plan and no more than 1,100,000 common shares may be made subject to stock-based awards other than options or SARs. Stock options and SARs granted under the 2005 Equity Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Board of Directors determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Board of Directors will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award and (iv) the performance goals applicable to outstanding awards. In addition, our Board of Directors may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.
1998 Stock Incentive Plan, as amended and restated March 1, 2004
      The following is a summary of the material terms of the 1998 Stock Incentive Plan. The purpose of the 1998 Stock Incentive Plan is to provide our key employees, officers, consultants, and advisors with an opportunity to acquire shares of our Common Stock. Under this plan, our Board of Directors was authorized to grant stock options and other equity based awards, such as stock appreciation rights or restricted stock awards. The plan is administered by our Board of Directors, which had the discretion to determine the persons to whom awards will be granted, the type of awards, the number of awards, vesting requirements, and other features and conditions of awards under the plan, including whether the awards will contain provisions relating to a change in control of the Corporation.
      In the event of any extraordinary dividend, stock dividend, recapitalization, reclassification, merger, acquisition, consolidation, stock split, warrant or rights issuance, combination or exchange of shares, or other similar transaction, our Board of Directors has the sole discretion to equitably adjust the exercise price, the number and kind of shares of Common Stock available for issuance under the plan, the number and kind of shares covered by outstanding options, and other awards under the plan to preserve the value of each share of Common Stock and the value of each award.
      In the event of a sale of the Corporation, the Board of Directors, in its sole discretion, may cancel all outstanding stock options issued under the plan and provide for a cash payment to each holder thereof equal to (i) the excess of the consideration received by the Corporation’s stockholders pursuant to the sale of the Corporation over the exercise price per share of the option multiplied by (ii) the number of shares of common stock subject to the option.
      The Corporation has determined that no further grants will be made under the 1998 Stock Incentive Plan.

RETIREMENT PLANS
      Effective July 1, 1998 and restated effective January 1, 2003, Builders FirstSource, Inc. established The Builders FirstSource, Inc. 401(k) Savings Plan, a defined contribution plan qualified under the Code.
      The Corporation matches 50 cents of each pre-tax dollar contributed by participating employees, limited to six percent of the employee’s contribution, subject to IRS limitations. Employees are immediately vested in their own contributions. The Corporation’s matching contributions vest 20% per year over five years of employment. After five years of employment, the Corporation’s matching contributions are fully vested when paid.
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS
Employment Agreements
      We have entered into employment agreements with four of our Named Executive Officers. These employment agreements provide for Mr. Sherman to serve as our President and Chief Executive Officer, Mr. O’Meara to serve as our Senior Vice President and Chief Operating Officer, Mr. Horn to serve as our Senior Vice President and Chief Financial Officer, and Mr. McAleenan to serve as our Senior Vice President and General Counsel.
Mr. Sherman’s Agreement
      Mr. Sherman’s employment agreement was entered into on September 1, 2001, and, as amended on June 1, 2005, has a two-year term, with automatic renewals each year commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. In addition to providing for his annual base salary and employee benefits, Mr. Sherman’s employment agreement sets his base salary at $600,000, subject to annual review and increase as deemed appropriate by the Board of Directors. At his request, Mr. Sherman’s base salary has remained unchanged since September 2001.
      Mr. Sherman’s employment agreement also provides that Mr. Sherman will be eligible for an annual cash incentive bonus of up to 133% of his base salary, as determined by the Board of Directors. The Board of Directors may increase the amount of Mr. Sherman’s bonus if it deems such an increase appropriate. Based upon the Board of Directors’ assessment of Mr. Sherman’s performance in 2005, Mr. Sherman was awarded a bonus of $1,099,500, which constitutes 155% of his base salary for 2005. Mr. Sherman’s bonus amount was determined following the Board’s evaluation of (a) the Company’s performance against the selected criteria of return on tangible net assets, operating cash flow and percentage increase in operating income; and (b) a performance and development review by the Board of Mr. Sherman’s performance. The agreement also provided for an initial grant of an option to purchase 1,135,753 shares of our common stock. This option, which was granted in 2002, is now fully vested. At Mr. Sherman’s request, he has not received any additional stock option grants, and Mr. Sherman has requested that the Board of Directors not consider him for additional option grants at this time.
      Mr. Sherman’s employment agreement provides that if he is terminated by the Corporation without “cause” (as defined in the employment agreement) he will be entitled to payment of his annual base salary and health and welfare benefits for the remainder of the term of the employment agreement. His employment agreement further provides that, during his employment with the Corporation and for one year thereafter, he may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, he may not solicit any employees of the Corporation or any of its subsidiaries during his employment with the Corporation and for two years thereafter.

Agreements with Other Named Executive Officers
      Each of our other Named Executive Officers other than Mr. Schenkel is employed by the Corporation pursuant to a written employment agreement. The employment agreements with Messrs. O’Meara, Horn, and McAleenan were entered into on January 15, 2004. Each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. In addition to providing for an annual base salary and employee benefits, each of these agreements provides, among other things, that the executive officer is eligible for an annual cash incentive bonus, as described above under “Report on Executive Compensation — Management Incentive Plan.”
      Each employment agreement reflects the specific terms that the Board of Directors believed were appropriate and/or necessary to retain the services of the particular executive officer, within the framework of the Corporation’s compensation policies. These employment agreements provide the Corporation with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants, for the benefit of the Corporation. The Board of Directors considered the advisability of using employment agreements with these executive officers and determined that they are in the best interests of the Corporation insofar as they permit the Corporation to achieve its desired goals of retaining the best possible executive talent and obtaining post employment non-competition and non-solicitation covenants from executive officers.
      Under each of these employment agreements, in the event that (a) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement), (b) the executive terminates his employment because of a material adverse diminution in job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent, (c) we notify the executive of our intent not to renew the employment agreement and the executive delivers a “notice of resignation” (as defined in the employment agreement) within 90 days of receipt of the notice of non-renewal, or (d) the executive’s employment is terminated by mutual consent and the parties enter into an agreement whereby the executive agrees to be bound by the post-termination restrictive covenants in the agreement (described below), the executive will be entitled to continuation of his base salary and health benefits for one year after the date of termination, plus payment of an amount equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination). During the executive’s employment with us and for one year thereafter, the executive may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, the executive may not solicit any employees of the Corporation or any of its subsidiaries during his employment with us and for two years thereafter.

CORPORATE PERFORMANCE
      The following graph compares the percentage change in Builders FirstSource, Inc.’s cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of the Standard & Poor’s Building Products Index and the Russell 2000 Index over the period from June 22, 2005 (the date we became a public company) to December 31, 2005. We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.
COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
AMONG BUILDERS FIRSTSOURCE, INC, THE RUSSELL 2000 INDEX,
AND THE S & P BUILDING PRODUCTS INDEX

	6/22/05	6/05	7/05	8/05	9/05	10/05	11/05	12/05

Builders FirstSource, Inc	100	104.92	129.53	131.48	144.62	126.62	128.89	138.41

S & P Building Products	100	98.76	105.48	100.18	100.95	89.72	92.43	94.87

Russell 2000	100	103.86	110.44	108.39	108.73	105.35	110.47	109.96

*	$100 invested on 6/22/05 in stock or on 5/31/05 in index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm
EXECUTIVE OFFICERS OF THE REGISTRANT
      The executive officers of Builders FirstSource, their ages (as of March 30, 2006), and their positions since 2001, are as follows:
      Floyd F. Sherman, President, Chief Executive Officer and Director, age 66. Mr. Sherman has been our President and Chief Executive Officer and a director since 2001, when he came to the Corporation. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/ Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York, and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.
      Kevin P. O’Meara, Senior Vice President and Chief Operating Officer, age 41. Mr. O’Meara is a co-founder of the Corporation. At the inception of the Corporation, he served as the Chief Financial Officer.

Mr. O’Meara was promoted to his current position in May 2000. Prior to co-founding the Corporation, Mr. O’Meara served as Vice President, Strategic Planning and Business Development at Fibreboard Corporation. He worked three years in the Dallas office of Bain & Company, a strategic management consulting firm. He also worked six years at two private investment firms. Mr. O’Meara is a C.P.A. and has a B.A. (economics) and a B.B.A. (accounting) from Southern Methodist University and an M.B.A. from Harvard Business School.
      Charles L. Horn, Senior Vice President and Chief Financial Officer, age 45. Mr. Horn joined the Corporation in May 1999 as Vice President — Finance and Controller. He was promoted to CFO in May 2000. Prior to joining the Corporation, Mr. Horn served in a variety of positions at Pier One Imports, most recently as Vice President and Treasurer. Prior to Pier One, he served as Vice President Finance/ Chief Financial Officer of Conquest Industries. Mr. Horn also has seven years of public accounting experience with PriceWaterhouse. Mr. Horn is a C.P.A. and received his B.B.A. degree from Abilene Christian University and an M.B.A. from the University of Texas at Austin.
      Donald F. McAleenan, Senior Vice President and General Counsel, age 51. Mr. McAleenan is a co-founder of the Corporation and serves as General Counsel. Prior to co-founding the Corporation, Mr. McAleenan served as Vice President and Deputy General Counsel of Fibreboard Corporation from 1992 to 1997. Mr. McAleenan was also Assistant General Counsel of AT&E Corporation and spent nine years as a securities lawyer at two New York City law firms. Mr. McAleenan has a B.S. from Georgetown University and a J.D. from New York University Law School.
      Frederick B. Schenkel, Vice President — Manufacturing, age 56. Mr. Schenkel joined the Corporation in 1998 when the Corporation acquired Builders Supply and Lumber from Pulte Home Corporation. He became Vice President of the Corporation in 1999 and was promoted to Vice President, Manufacturing in 2002. Mr. Schenkel has more than 31 years of experience managing manufacturing facilities in the industry and, before joining BSL, held such positions as manufacturing manager for The Ryland Group, Inc., Vice President of Manufacturing for Diversified Homes Corporation of Maryland, and plant manager for Regional Building Systems, Inc. Mr. Schenkel holds a B.A. in accounting from Saint Bonaventure University.
OWNERSHIP OF SECURITIES
Securities Owned by Directors, Executive Officers and Certain Beneficial Owners
      The following table sets forth certain information regarding the beneficial ownership, as of March 15, 2006, of: (i) our Common Stock by each person known to us (based upon their Schedule 13D filings with the SEC), to hold greater than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of March 15, 2006, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 15, 2006, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

      Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

	Shares of	Percentage
	Common Stock	Ownership of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Beneficially Owned(3)(4)

JLL Partners Fund V, L.P.(5)(7)	8,652,551.5	25.9%
Warburg Pincus Private Equity IX, L.P.(6)(8)	8,652,551.5	25.9
Paul S. Levy(5)(7)	8,652,551.5	25.9
David A. Barr(6)(8)	8,652,551.5	25.9
Cleveland A. Christophe	2,757	*
Ramsey A. Frank(5)	—	*
Michael Graff(6)(8)	8,652,551.5	25.9
Robert C. Griffin	3,750	*
Kevin J. Kruse(6)(8)	8,652,551.5	25.9
Brett N. Milgrim(5)	—	*
Floyd F. Sherman(9)	1,135,753	3.3
Kevin P. O’Meara(10)	521,771	1.5
Charles L. Horn(11)	233,749	*
Donald F. McAleenan(12)	415,179	1.2
Frederick B. Schenkel(13)	40,376	*
Directors, Director Nominees and Executive Officers as a group (13 persons)	19,658,438	55.9%

*	Percentage does not exceed one percent of the total outstanding class.

(1)	Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

(2)	The number of shares beneficially owned by each person or group as of March 15, 2006 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 15, 2006, including upon the exercise of stock options.

(3)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 33,421,304 shares of Common Stock outstanding on February 28, 2006 (as reported in our Annual Report on Form 10-K for 2005), and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 15, 2006, including upon the exercise of options.

(4)	Subject to dilution resulting from awards of Common Stock and exercise of options to acquire Common Stock under the 1998 Stock Incentive Plan and/or the 2005 Equity Incentive Plan.

(5)	Building Products, LLC is the direct record owner of 17,305,103 shares of our Common Stock but has no power to vote or dispose of such shares of Common Stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), may be deemed to be the beneficial owner of 8,652,551.5 shares of Common Stock. The sole general partner of JLL Fund V is JLL Associates V, L.P., a Delaware limited partnership

(“JLL Associates V”); the sole general partner of JLL Associates V is JLL Associates G.P. V, L.L.C., a Delaware limited liability company (“JLL Associates G.P.”); and the sole managing member of JLL Associates G.P. is Mr. Paul Levy. Each of JLL Fund V, JLL Associates V, JLL Associates G.P. and Mr. Levy may be deemed to be the beneficial owners of the securities reported as beneficially owned by JLL Fund V.

(6)	Building Products, LLC is the direct record owner of 17,305,103 shares of our Common Stock but has no power to vote or dispose of such shares of Common Stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”), may be deemed to be the beneficial owner of 8,652,551.5 shares of Common Stock. The sole general partner of WP IX is Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”); Warburg Pincus Partners LLC, a New York limited liability company (“WPP LLC”), is the sole member of WP IX LLC; Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC; Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP IX; and Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC. By reason of the provisions of Rule 16a-1 of the Exchange Act, WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye and Mr. Landy may be deemed to be the beneficial owners of the securities reported as beneficially owned by WP IX. Each of WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye and Mr. Landy all disclaim beneficial ownership of all shares of Common Stock except to the extent of any indirect pecuniary interest therein.

Messrs. Barr, Graff and Kruse, who became directors of Builders FirstSource, Inc. on February 27, 2006, are partners of WP, and are members and Managing Directors of WP LLC. As such, each may be deemed to have an indirect pecuniary interest (within the meaning of 16a-1 of the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by WP IX. Each of Messrs. Barr, Graff and Kruse disclaims beneficial ownership of such securities to the extent of any indirect pecuniary interest therein. Each of Messrs. Barr, Graff and Kruse disclaims direct ownership of any shares of Common Stock.

(7)	The business address for JLL Partners Fund V, L.P., Mr. Levy, JLL Associates V, L.P., and JLL Associates G.P. V, L.L.C., is 450 Lexington Ave., Suite 3350, New York, New York 10017.

(8)	The business address for Warburg Pincus Private Equity Fund IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners LLC, Warburg Pincus LLC, and Messrs. Charles R. Kaye and Joseph P. Landy is 466 Lexington Avenue, New York, New York, 10017.

(9)	Includes 885,753 shares of common stock issuable upon exercise of options exercisable within 60 days of March 15, 2006 under the 1998 Stock Incentive Plan.

(10)	Includes 356,671 shares of common stock issuable upon exercise of options exercisable within 60 days of March 15, 2006 under the 1998 Stock Incentive Plan.

(11)	Includes 185,149 shares of common stock issuable upon exercise of options exercisable within 60 days of March 15, 2006 under the 1998 Stock Incentive Plan.

(12)	Includes 325,914 shares of common stock issuable upon exercise of options exercisable within 60 days of March 15, 2006 under the 1998 Stock Incentive Plan.

(13)	Includes 20,466 shares of common stock issuable upon exercise of options exercisable within 60 days of March 15, 2006 under the 1998 Stock Incentive Plan.
Building Products, LLC
      On February 27, 2006, JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“Warburg Pincus Fund IX”), each acquired 50% of the limited liability company interests of Building Products, LLC, the majority stockholder of the Corporation. As a result of this transaction, as of March 15, 2006, each of JLL Fund V and Warburg

Pincus Fund IX may be deemed to beneficially own 25.9% of our Common Stock. In addition, Building Products, LLC and its members adopted an Amended and Restated LLC Agreement.
      The Amended and Restated LLC Agreement provides, among other things, that 50% of the securities of the Corporation held of record by Building Products, LLC are deemed to be owned by each of JLL Fund V and Warburg Pincus Fund IX. Each of JLL Fund V and Warburg Pincus Fund IX will direct the voting of the securities of the Corporation beneficially owned by it as it sees fit, without any agreement, arrangement, or understanding between them regarding the voting of the subject securities of the Corporation. In furtherance thereof, Building Products, LLC agreed to deliver to each of JLL Fund V and Warburg Pincus Fund IX an irrevocable proxy, coupled with an interest, to vote on all matters submitted to stockholders of the Corporation, such number of shares of our Common Stock as is equal to the total number of shares of our Common Stock held by Building Products, LLC, multiplied by each of the members’ respective percentage ownership interest in Building Products LLC. Building Products, LLC may not transfer shares of our Common Stock that are beneficially owned by either JLL Fund V and Warburg Pincus Fund IX for a period of two years after the date of the Amended and Restated LLC Agreement, unless otherwise agreed by the members of Building Products, LLC. Neither JLL Fund V nor Warburg Pincus Fund IX may direct the disposition of the shares of the other party. Once the two-year restricted period has elapsed, each party may transfer and cause Building Products, LLC to transfer the shares of our Common Stock that it beneficially owns, subject to certain volume limitations and other provisions.
      Furthermore, under the terms of the Amended and Restated LLC Agreement, Building Products, LLC will use its commercially reasonable efforts to cause the Board of Directors of the Corporation to include designees of each of JLL Fund V and Warburg Pincus Fund IX, and each of JLL Fund V and Warburg Pincus Fund IX will select such designees as it deems appropriate, without any agreement, arrangement, or understanding between them to work collectively to achieve the appointment of the parties’ designees to our Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Act (“Section 16(a)”) requires Builders FirstSource’s directors and executive officers, and certain persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Builders FirstSource. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.
      In October of 2005, the Corporation filed, on behalf of our Vice President and Controller Chad Crow, one late report on Form 4, relating to a single grant of stock options about which the individual received late notice. In December of 2005, the Corporation filed, on behalf of our Vice President of Manufacturing Frederick B. Schenkel, one late report on Form 4, relating to stock purchases made by him in August of 2005. In order to avoid similar late filings, we revised our Section 16 reporting procedures and provided supplemental training to relevant personnel. In addition, our Disclosure Committee evaluated the design and function of our disclosure controls and procedures related to Form 4 reporting, and provided its written conclusions in its quarterly report to the CEO and CFO.
      To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2005, all other Section 16(a) filing requirements were complied with, as applicable to its directors, executive officers, and greater than ten percent owners.

PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS
      Based upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP (“PWC”) to serve as the Corporation’s independent registered public accounting firm for the year ending December 31, 2006. As a matter of good corporate governance, the stockholders will be requested to ratify the Audit Committee’s selection at the annual meeting. Representatives of PWC will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.
Fees Paid to PricewaterhouseCoopers LLP
      The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by PWC for fiscal years 2005 and 2004:

	2005	2004

Audit fees(1)	$2,672,085	$1,257,576
Audit-related fees(2)	60,051	121,640
Tax fees(3)	249,447	483,098
All other fees(4)	—	—
Total PWC fees	$2,981,583	$1,862,314

(1)	Audit fees of PWC for 2005 and 2004 consisted of the examination of the consolidated financial statements of the Corporation and quarterly review of financial statements as well as statutory audits, which are required for certain subsidiaries. Audit fees of PWC also include fees related to filings made with the SEC in connection with debt offerings and the transition from a privately-held company to a publicly-traded company.

(2)	Audit-related fees include, among other items, the required audits of the Corporation’s employee benefit plans, as well as accounting advisory fees related to financial accounting matters and mergers and acquisitions.

(3)	Tax fees include assistance with the preparation of tax returns of certain of the Corporation’s subsidiaries, assistance with audits, as well as tax planning and advising management as to the tax implications of certain transactions undertaken by the Corporation.

(4)	Not applicable.
      The Audit Committee has determined that the provision of services related to audit services, audit-related services, tax compliance, advisory services, and other services is compatible with maintaining the independence of PWC. PWC did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2004 or the fiscal year ended December 31, 2005.
      The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established in its Charter a policy that every engagement of PWC to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before PWC is engaged to provide those services. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit Committee, or by one or more members of the Committee or the Chief Financial Officer as shall be designated by the Committee. The following schedule of approvals is followed:

•	Less than $25,000 ($50,000 in the aggregate) — CFO Approval

•	Between $25,000 and $75,000 ($150,000 in the aggregate) — Audit Committee Chairman Approval

•	Greater than $75,000 (no limit) — Full Audit Committee Approval
The person or persons granting such approval mentioned above are to report such approval to the Committee at the next scheduled meeting.
As a result, the Audit Committee or its designee approved 100% of all services performed by PWC on behalf of the Corporation and its subsidiaries subsequent to June 22, 2005, the date of our initial public offering.
      If the stockholders do not ratify the selection of PWC, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.
STOCKHOLDER PROPOSALS
      Pursuant to SEC Rule 14a-8, to be considered for inclusion in the Corporation’s proxy statement for the 2007 annual meeting any stockholder proposal submitted must be received by the Corporate Secretary not later than December 11, 2006. In addition, our By-laws provide that no business may be brought by a stockholder before an annual meeting of stockholders unless the stockholder (a) is a stockholder of record on the date of the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof) and is entitled to notice of and to vote at such annual meeting as of such record date, (b) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the Bylaws and (c) such notice is in the proper form as set forth in Section 5 of the By-laws. Accordingly, in order for a stockholder’s proposal to be considered timely and to be brought during the 2007 annual meeting pursuant to the Corporation’s By-laws, the required written notice must be received by the Corporate Secretary on or after January 25, 2007 but no later than February 26, 2007. A copy of the Bylaws may be obtained on the governance section of our Web site at http://investor.bldr.com/governance.cfm, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, United States of America.
REDUCE PRINTING AND MAILING COSTS
      To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Halliburton Investor Relations, our Investor Relations firm, at 1 (972) 458-8000, by email at inforequest@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street Suite 1600, Dallas, Texas 75201. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.
      Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Notice of Annual Meeting and Proxy Statement and our 2005 Annual Report on Form 10-K are available on our Web site at www.bldr.com. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

      Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
      Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.
OTHER MATTERS
      The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary
April 7, 2006
      Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of Builders FirstSource, Inc.© 2006 Builders FirstSource, Inc. All rights reserved.

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
BUILDERS FIRSTSOURCE, INC.
(as amended October 25, 2005)

I.	Purpose
      The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors of the Company (the “Board”) in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Company’s financial reports and other financial information provided by the Company to its stockholders, the public and others; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications, independence and performance and (iv) the performance of the Company’s internal audit function, including its systems of internal controls. The Committee’s functions also include preparation of the audit committee report required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II.	Composition

A.	Members; Qualifications
      The Committee shall consist of three or more directors, as determined from time to time by the Board. The members of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and any additional requirements that the Board deems appropriate. To the extent permitted by applicable law, the Committee may delegate authority to any member of the Committee as it deems appropriate.

B.	Appointment, Removal and Replacement
      Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

C.	Chair
      The chairman of the Committee shall be designated by the Board; provided, however, that if the Board does not so designate a chairman, the members of the Committee, by a majority vote, may designate a chairman.

III.	Meetings
      The Committee shall meet quarterly and more frequently as circumstances require. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Each member of the Board and members of management are free to suggest the inclusion of items on the agenda. To effectuate the goal of fostering open communication, the Committee shall meet periodically with the independent auditors, the Company’s internal audit group, management and the general counsel in separate executive sessions.
      A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and communicate with each other shall constitute a quorum. The Committee may act by unanimous written consent.
      The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV.	Duties and Responsibilities

A.	Independent Auditors
      The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “independent auditors”). The independent auditors are ultimately accountable to the Board, and the Committee and shall report directly to the Committee.
      In carrying out its responsibilities, the Committee shall:

•	have the sole authority and responsibility to retain, evaluate and, where appropriate, replace the independent auditors (subject, if applicable, to stockholder approval or ratification);

•	review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 (the “Act”) and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee. The following schedule of approvals will be followed:

•	Less than $25,000 ($50,000 in the Aggregate) — CFO Approval

•	Between $25,000 and $75,000 (150,000 in the Aggregate) — Audit Committee Chairman Approval

•	Greater than $75,000 (No Limit) — Full Audit Committee Approval

•	The person or persons granting such approval mentioned above shall report such approval to the Committee at the next scheduled meeting;

•	at least annually, obtain and review a report by the independent auditors regarding the independent auditors’ internal controls and independence, including a description of (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the independent auditors and any steps taken to deal with any such issues;

•	in order to assess the independent auditors’ independence, at least annually, obtain and review a formal written statement by the independent auditors delineating all relationships between the independent auditors and the Company;

•	actively engage in a dialogue with the independent auditors with respect to any disclosed relationships between the independent auditors and the Company or services that may impact the objectivity and independence of the independent auditors;

•	review all material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences;

•	approve the hiring of (i) any employee or former employee of the independent auditors who was a member of the Company’s audit team during the preceding three fiscal years and (ii) any employee or former employee of the independent auditors (within the preceding three fiscal years) for senior positions within the Company at the level of Vice President or above, regardless of whether that person was a member of the Company’s audit team;

•	review with the independent auditors any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

•	monitor compliance by the Company’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

•	engage in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with the applicable SEC rules;

•	resolve disagreements between management and the independent auditors regarding financial reporting; and

•	at least annually, evaluate and report to the full Board on the performance, qualifications and independence of the Company’s independent auditors and the lead partner for the Company’s account, including a review and evaluation of the lead partner’s rotation schedule.

B.	Financial Reporting
      In carrying out its responsibilities with respect to oversight of the Company’s financial reporting, the Committee shall:

•	meet to review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including a review and discussion of the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	review the scope and results of the independent auditors’ audit of the Company’s annual financial statements, accompanying footnotes and its report thereon, including any significant changes required in the independent auditors’ audit plans;

•	discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 71, as modified by Statement on Auditing Standards No. 90 and as may be further modified;

•	review and discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including matters such as (i) the selection, application and disclosure of critical accounting policies; (ii) major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; (iii) the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company and (iv) other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative treatments of financial information permitted within accounting principles generally accepted in the United States;

•	review the type and presentation of information to be included in the Company’s earnings press releases (especially the use of information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. (The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.);

•	review and discuss with management, internal audit and the independent auditors the Company’s policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures that could have a material effect on the Company’s financial statements; and

•	review and discuss related party transactions with management and the independent auditors.

C.	Internal Audit
      In carrying out its responsibilities with respect to oversight of the Company’s internal audit function, the Committee shall:

•	review the appointment and performance of the internal auditor and ensure that the Company maintains an internal audit function;

•	discuss the overall scope of the Company’s internal audits, risk management processes and system of internal controls, including, as needed, the adequacy of staffing and budget therefor, with the internal auditor;

•	approve the annual Internal Audit Plan;

•	review significant reports to management prepared by the internal auditor and management’s responses;

•	review with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function;

•	review and discuss with management, the independent auditors and the Company’s internal audit group (i) the adequacy and effectiveness of the Company’s system of internal controls, including management’s assessment thereof, and (ii) related recommendations of the independent auditors and management responses to such recommendations; and

•	establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

D.	Compliance with Legal and Regulatory Requirements
      In carrying out its responsibilities with respect to oversight of the Company’s compliance with legal and regulatory requirements, the Committee shall:

•	review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies;

•	review with the general counsel the Company’s compliance with its legal and regulatory responsibilities; and

•	obtain reports from management, the Company’s internal audit group and the independent auditors regarding non-compliance with applicable legal and regulatory requirements.

E.	Reports to the Board
      The Committee shall make regular reports to the Board, which should include reviews of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the internal audit function.

V.	Annual Performance Evaluation
      The Committee shall review its own performance annually. The results of such evaluation shall be reported to the entire Board.

VI.	Annual Charter Assessment
      The Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

VII.	Outside Advisors
      The Committee shall have the authority to engage, and determine the fees of, independent counsel and other advisors it determines necessary to carry out its duties.

VIII.	Funding
      The Company will provide the funding the Committee determines is necessary to (i) compensate the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensate any counsel and other advisors the Committee determines to retain and (iii) pay for any ordinary administrative expenses that are necessary and appropriate for the Committee to carry out its duties.

IX.	Scope of Responsibilities
      The Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditors to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons within and outside the Company from whom he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

ADMISSION TICKET
Annual Meeting of Stockholders
of
Builders FirstSource, Inc.
Thursday, May 25, 2006
10:00 a.m. CDT
Four Seasons Resort/Club
4150 North MacArthur Boulevard
Irving, Texas 75038
This ticket admits only the stockholder(s) whose name(s) is/are printed on the front of this proxy card.
Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BUILDERS FIRSTSOURCE, INC.
This Proxy is Solicited on Behalf of the Board of Directors
of Builders FirstSource, Inc.

The undersigned hereby appoints Kevin P. O’Meara and Charles L. Horn, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Builders FirstSource, Inc. on May 25, 2006, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement: for all nominees for election of directors and for proposal 2. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free telephone number.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

BUILDERS FIRSTSOURCE, INC. 2001 BRYAN STREET - SUITE 1600 DALLAS, TX 75201
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Eastern Time on May 24, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Builders FirstSource, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Eastern Time on May 24, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Builders FirstSource, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BLDRS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BUILDERS FIRSTSOURCE, INC.

Vote on Directors

1.	Election of Directors Nominees: 01) Michael Graff, 02) Robert C. Griffin and 03) Brett N. Milgrim	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

Vote on Proposals	For	Against	Abstain

2.	Ratification of the Selection of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for the year 2006.

Transact such other matters as may properly come before the meeting.	☐	☐	☐
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date